UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2026

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39184	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane, Suite 2000, Dallas, TX	75225
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWKH	The Nasdaq Stock Market LLC
9.00% Senior Notes due 2027	SWKHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Agreement and Plan of Merger, dated October 9, 2025, by and among SWK Holdings Corporation, a Delaware corporation (the “Company”), Runway Growth Finance Corp., a Maryland corporation (“RWAY”), RWAY Portfolio Holding Corp., a Delaware corporation and a direct wholly-owned subsidiary of RWAY (“Intermediary Sub”), RWAY Portfolio Corp., a Delaware corporation and a wholly-owned subsidiary of Intermediary Sub (“Acquisition Sub”) and Runway Growth Capital LLC, a Delaware limited liability company (the “Adviser”) (the “Merger Agreement”). Pursuant to the Merger Agreement, the Company first merged with and into Acquisition Sub, with Acquisition Sub as the surviving company (the “First Merger”). Following the effectiveness of the First Merger, Acquisition Sub merged with and into Intermediary Sub, with Intermediary Sub as the surviving company (the “Second Merger”). Following the effectiveness of the Second Merger, Intermediary Sub merged with and into the Company, with the Company as the surviving company (the “Third Merger” and, together with the First Merger and the Second Merger, the “Mergers”).

The Mergers were consummated on April 6, 2026 (the “Closing Date”). In accordance with the terms of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) was converted into the right to receive (i) either (A) 1.7264 shares of common stock, par value $0.01 per share, of RWAY (“RWAY Common Stock” and such consideration, the “Per Share Stock Consideration”) or (B) $20.59 in cash (the “Per Share Cash Consideration”) (in each case, based on the election of the holder thereof in accordance with the terms of the Merger Agreement and subject to proration as provided therein) plus (ii) $0.74 in cash, which represents a pro rata share of the guaranteed cash payment paid by the Adviser (the “Per Share Guaranteed Cash Payment” and collectively with the Per Share Stock Consideration and the Per Share Cash Consideration, in each case, as applicable, the “Total Per Share Consideration”). As a result, RWAY issued an aggregate of approximately 6,330,640 shares of RWAY Common Stock and paid $173,539,245.32 in cash (the “Aggregate Cash Consideration”) to the Company’s former stockholders. No fractional shares were issued in the First Merger and the value of any fractional shares of RWAY Common Stock that a former holder of Company Common Stock would otherwise be entitled to receive will be paid in cash.

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the Mergers, on April 6, 2026, the Company entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), to the Indenture, dated as of October 3, 2023, between the Company and the Trustee (as amended and supplemented by the First Supplemental Indenture, dated as of October 3, 2023, the “Base Indenture”), under which the Company issued $30.0 million aggregate principal amount of its 9.00% Senior Notes due 2027 (the “2027 Notes”). The Second Supplemental Indenture amended the Base Indenture to, among other things, add certain restrictive covenants and an additional event of default to comply with applicable requirements under the Investment Company Act of 1940, as amended, in connection with the acquisition of the Company by RWAY.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, First Supplemental Indenture, Second Supplemental Indenture and 2027 Notes, a copy of each of which is filed herewith as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

First Horizon Bank Credit Facility

In connection with the consummation of the Mergers, on April 6, 2026, the Company and its subsidiaries terminated all outstanding lender commitments, under that certain Credit Agreement, dated June 28, 2023, by and among the Company, SWK Funding LLC, a Delaware limited liability company and First Horizon Bank (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”). In connection with the termination of the Credit Agreement, on April 6, 2026, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid off in full, and all liens securing such obligations permitted by the Credit Agreement to be secured by such liens and guarantees of such obligations were released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Merger Consideration

The information set forth under the heading “Introductory Note” is incorporated herein by reference. As previously disclosed, holders of Company Common Stock had the right to elect to receive for each share of Company Common Stock they held the Per Share Cash Consideration instead of the Per Share Stock Consideration (an “Election”, each such electing share, an “Electing Share” and each non-electing share, a “Non-Electing Share”). Any record holder of shares of Company Common Stock who did not validly make an Election in respect of any of their shares (such holder, a “Non-Election Holder”) was deemed to have made an Election with respect to a percentage of the total shares of Company Common Stock held by such Non-Election Holder equal to a number, the numerator of which will be the Aggregate Cash Consideration (as defined and calculated in accordance with the Merger Agreement), and the denominator of which will be the Closing Company Net Asset Value (as defined and calculated in accordance with the Merger Agreement).

After giving effect to the Elections, the aggregate amount of cash (excluding, for the avoidance of doubt, cash in lieu of fractional shares) to be paid by RWAY in the First Merger (excluding, for the avoidance of doubt, the Guaranteed Cash Payment) was $244,352,684.96 (the “Proposed Cash Consideration”), which exceeded the Aggregate Cash Consideration, and therefore the number of Electing Shares was reduced (without any action on the part of any holder of Company Common Stock) by converting 3,439,429 Electing Shares into Non-Electing shares such that the Proposed Cash Consideration was equal to the Aggregate Cash Consideration (determined on a whole-share basis). Any such reduction in the number of Electing Shares was applied among all stockholders, pro rata based on the aggregate number of Electing Shares held by each such stockholder in proportion to the total number of Electing Shares. (i) Each Electing Share, as adjusted, was converted into the right to receive (A) the Per Share Cash Consideration and (B) the Per Share Guaranteed Cash Payment and (ii) each Non-Electing Share, as adjusted, was converted into the right to receive (X) the Per Share Stock Consideration and (Y) the Per Share Guaranteed Cash Payment.

Treatment of Restricted Stock

At the Effective Time, each award of restricted Company Common Stock granted under the Company’s 2010 Equity Incentive Plan, as amended (“Company Restricted Stock Award”) that was outstanding and unvested as of the Effective Time, vested in full immediately prior to the Effective Time and each share of Company Common Stock subject to an outstanding Company Restricted Stock Award was accelerated and cancelled in exchange for the right to receive the Total Per Share Consideration, subject to applicable withholding.

The foregoing description of the Mergers and the Merger Agreement, and the transactions contemplated thereby, is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On April 6 2026, in connection with the consummation of the Mergers, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Mergers had been consummated and requested that the trading of the Company Common Stock on Nasdaq be suspended prior to market open on April 6, 2026 and that the listing of the shares of the Company Common Stock on Nasdaq be withdrawn. In addition, the Company requested that Nasdaq file with the SEC a notification on Form 25 to report the delisting of the shares of the Company Common Stock from Nasdaq and to deregister the shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act pursuant to Section 12(g) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As of the Effective Time, holders of the Company Common Stock immediately prior to the Effective Time ceased to have any rights as common stockholders of the Company (other than the right to receive the merger consideration or as provided by law).

Item 5.01. Changes in Control of Registrant.

Upon the Effective Time, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of RWAY.

The information set forth in the Introductory Note, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, (i) each of the officers and directors of the Company ceased to be officers and directors of the Company and (ii) the officers and directors of Acquisition Sub, each as of immediately prior to the Effective Time, became the directors and officers of the Company.

The information set forth in the Introductory Note is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the First Merger and pursuant to the Merger Agreement, (a) at the Effective Time, the certificate of incorporation and bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, continued to be the certificate of incorporation and bylaws of Acquisition Sub, as the surviving corporation in the First Merger, (b) at the effective time of the Second Merger (the “Second Effective Time”), the certificate of incorporation and bylaws of Intermediary Sub, as in effect immediately prior to the Second Effective Time, continued to be the certificate of incorporation and bylaws of Intermediary Sub, as the surviving corporation in the Second Merger and (c) at the effective time of the Third Merger (the “Third Effective Time”), the articles of incorporation and bylaws of RWAY, as in effect immediately prior to the Third Effective Time, continued to be the articles of incorporation and bylaws of RWAY, as the surviving corporation in the Third Merger.

Copies of the articles of incorporation and bylaws of RWAY are filed as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of October 9, 2025, by and among the Company, RWAY, Intermediate Sub, Acquisition Sub and the Adviser (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on October 10, 2025).
3.1	Articles of Amendment and Restatement of RWAY (incorporated by reference to Exhibit 3.1 of RWAY’s Current Report on Form 8-K filed on December 19, 2016).
3.2	Articles of Amendment of RWAY (incorporated by reference to Exhibit 3.1 of RWAY’s Current Report on Form 8-K filed on August 20, 2021).
3.3	Second Amended and Restated Bylaws of RWAY (incorporated by reference to Exhibit 3.2 of RWAY’s Current Report on Form 8-K filed on August 20, 2021).
4.1	Indenture dated as of October 3, 2023, between the Company and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on October 3, 2023).
4.2	First Supplemental Indenture dated as of October 3, 2023, between the Company and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on October 3, 2023).
4.3	Second Supplemental Indenture, dated as of April 6, 2026, between the Company and Wilmington Trust, National Association, as trustee (filed herewith).
4.4	Form of 9.00% Senior Notes due 2027 (included as Exhibit A to Exhibit 4.2 above) (incorporated by reference to Exhibit 4.2.1 of the Company’s Current Report on Form 8-K filed on October 3, 2023).
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

* All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Runway Growth Finance Corp., as successor by merger to SWK Holdings Corporation

By:	/s/ Thomas B. Raterman
Name:	Thomas B. Raterman
Title:	Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Date: April 6, 2026